Exhibit 99.1

CVR Partners Reports 2018 Second Quarter Results

SUGAR LAND, Texas (July 25, 2018) - CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today announced a second quarter 2018 net loss of $16 million, or 15 cents per common unit, on net sales of $93 million, compared to a net loss of $4 million, or 3 cents per common unit, on net sales of $98 million for the second quarter a year earlier. Adjusted EBITDA, a non-GAAP financial measure, was $26 million for the second quarter of 2018, compared to adjusted EBITDA of $32 million for the second quarter of 2017.

For the first six months of 2018, CVR Partners had a net loss of $36 million, or 31 cents per common unit, on net sales of $173 million, compared to a net loss of $14 million, or 12 cents per common unit, on net sales of $183 million for the comparable period a year earlier. Adjusted EBITDA for the first six months of 2018 was $39 million, compared to adjusted EBITDA of $53 million for the first six months of 2017.

“Production levels in the second quarter were negatively impacted by both planned and unplanned downtime at the Coffeyville, Kansas, and East Dubuque, Illinois, fertilizer facilities,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “The lost opportunity associated with these outages was approximately 80,000 tons of UAN.

“While the 2018 spring planting season was delayed, demand for nitrogen fertilizer became strong as the weather improved and the season ended well,” Pytosh said. “The fall fill season for ammonia and UAN is now complete and market pricing was approximately 20 percent higher than last season. We believe that the U.S. nitrogen fertilizer market has finally adjusted to the new production capacity that has come on-stream during the past three years.”

Consolidated Operations

For the second quarter of 2018, consolidated average realized gate prices for UAN and ammonia were $191 per ton and $348 per ton, respectively. Consolidated average realized gate prices for UAN and ammonia were $174 per ton and $333 per ton, respectively, for the same period in 2017.

CVR Partners’ fertilizer facilities produced a combined 174,000 tons of ammonia during the second quarter of 2018, of which 66,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 241,000 tons of UAN. In the 2017 second quarter, the fertilizer facilities produced 215,000 tons of ammonia, of which 78,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 314,000 tons of UAN.

Distributions

CVR Partners will not pay a cash distribution for the 2018 second quarter. CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, and cash reserves deemed necessary or appropriate by the board of directors of its general partner.

2018 Second Quarter Earnings Conference Call

CVR Partners previously announced that it will host its 2018 second quarter Earnings Conference Call for analysts and investors on Thursday, July 26, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of the partnership’s developments, forward-looking information and other material information about business and financial matters.

The Earnings Conference Call will be broadcast live over the Internet at https://edge.media-server.com/m6/p/sqifk8wg. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029.

For those unable to listen live, the webcast will be archived and available for 14 days at https://edge.media-server.com/m6/p/sqifk8wg. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13681417.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: ammonia and UAN pricing; distributions including variations therein; operating performance; reserves and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) impacts of planting season on our business, general economic and business conditions and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Partners, LP
(281) 207-3588
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

CVR Partners, LP

Financial and Operational Data (all information in this release is unaudited other than the balance sheet data as of December 31, 2017).

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(in millions, except unit data)
Consolidated Statements of Operations Data:
Net sales (1)	$93.2	$97.9	$173.1	$183.2

Cost of materials and other	19.1	22.1	41.6	43.9
Direct operating expenses (2)	47.4	37.8	86.1	73.7
Depreciation and amortization	20.4	20.0	36.8	35.4
Cost of sales	86.9	79.9	164.5	153.0
Selling, general and administrative expenses	6.9	5.8	12.6	12.7
Loss on asset disposals	0.1	—	0.1	—
Operating income (loss)	(0.7)	12.2	(4.1)	17.5
Interest expense, net	(15.7)	(15.7)	(31.4)	(31.4)
Other income, net	—	—	—	0.1
Net loss	$(16.4)	$(3.5)	$(35.5)	$(13.8)

Net loss per common unit - basic and diluted	$(0.15)	$(0.03)	$(0.31)	$(0.12)

Adjusted EBITDA*	$26.0	$32.3	$39.0	$53.1
Available cash for distribution*	$—	$—	$(4.2)	$1.8

Weighted average common units outstanding - basic and diluted (in thousands)	113,283	113,283	113,283	113,283
________________________________
* See "Use of Non-GAAP Financial Measures" below.

(1)        Below are the components of net sales:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(in millions)
Reconciliation to net sales:
Fertilizer sales, exclusive of freight	$84.7	$87.6	$154.0	$163.6
Freight in revenue	6.4	8.2	15.1	15.3
Other	2.1	2.1	4.0	4.3
Total net sales	$93.2	$97.9	$173.1	$183.2

(2)    Direct operating expenses are reflected exclusive of depreciation and amortization.

	As of June 30, 2018	As of December 31, 2017
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$28.3	$49.2
Working capital	54.9	62.8
Total assets	1,199.6	1,234.3
Total debt, net of current portion	627.4	625.9
Total partners’ capital	514.3	549.9

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$(27.0)	$(23.0)	$(12.5)	$7.0
Investing activities	(5.8)	(4.5)	(8.4)	(8.6)
Financing activities	—	(2.3)	—	(2.3)
Net decrease in cash and cash equivalents	$(32.8)	$(29.8)	$(20.9)	$(3.9)

Capital expenditures for property, plant and equipment:
Maintenance capital expenditures	$4.1	$4.4	$6.4	$8.4
Growth capital expenditures	1.7	0.1	2.2	0.2
Total capital expenditures	$5.8	$4.5	$8.6	$8.6

Operating Data

The following tables set forth information about our consolidated operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Key Operating Statistics:

Consolidated sales (thousand tons):
Ammonia	81.6	74.6	117.6	136.5
UAN	269.6	330.9	615.0	652.5

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$348	$333	$340	$322
UAN	$191	$174	$169	$167

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	173.7	215.3	372.8	434.5
Ammonia (net available for sale) (2)	65.5	77.5	124.4	157.5
UAN	240.9	313.8	580.2	655.7

Feedstock:
Petroleum coke used in production (thousand tons)	89.8	124.0	208.0	256.6
Petroleum coke used in production (dollars per ton)	$25	$21	$21	$17
Natural gas used in production (thousands of MMBtus) (3)	1,964.1	2,134.0	3,814.4	4,225.3
Natural gas used in production (dollars per MMBtu) (3)	$2.78	$3.18	$3.00	$3.29
Natural gas in cost of materials and other (thousands of MMBtus) (3)	2,571.4	2,487.4	3,829.1	3,963.4
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.84	$3.24	$3.05	$3.37

Coffeyville Facility on-stream factors (4):
Gasification	72.8%	98.8%	86.3%	98.8%
Ammonia	70.2%	98.2%	84.9%	98.3%
UAN	67.0%	87.3%	83.0%	92.0%

East Dubuque Facility on-stream factors (4):
Ammonia	93.3%	100.0%	90.0%	99.8%
UAN	93.6%	99.4%	90.3%	98.8%

Market Indicators:
Ammonia - Southern plains (dollars per ton)	$343	$316	$362	$352
Ammonia - Corn belt (dollars per ton)	$396	$365	$412	$395
UAN - Corn belt (dollars per ton)	$211	$196	$211	$205
Natural gas NYMEX (dollars per MMBtu)	$2.83	$3.14	$2.84	$3.10
______________________________

(1)
Product pricing at gate (also referred to as "netback") represents net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(2)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.

(3)	The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expenses (exclusive of depreciation and amortization).

(4)    On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Coffeyville Facility
Excluding the impact of the full facility turnaround at the Coffeyville Facility, the on-stream factors at the Coffeyville Facility would have been 89.2% for gasification, 87.1% for ammonia and 84.0% for UAN for the three months ended June 30, 2018.

Excluding the impact of the full facility turnaround at the Coffeyville Facility, the on-stream factors at the Coffeyville Facility would have been 94.6% for gasification, 93.4% for ammonia and 91.6% for UAN for the six months ended June 30, 2018.

The Linde air separation unit experienced a shut down during the second quarter of 2017. Following the Linde outage, the Coffeyville Facility UAN unit experienced a number of operational challenges, resulting in approximately 11 days of UAN downtime during the three months ended June 30, 2017. Excluding the impact of the Linde air separation unit outage at the Coffeyville Facility, the UAN unit on-stream factors at the Coffeyville Facility would have been 99.5% and 98.1%, respectively, for the three and six months ended June 30, 2017.

Use of Non-GAAP Financial Measures

To supplement our actual results calculated in accordance with GAAP for the applicable periods, the Partnership also uses the non-GAAP performance measures noted above, which are reconciled to our GAAP based results below. These non-GAAP financial measures should not be considered as an alternative to GAAP results.

EBITDA is defined as net income (loss) before (i) interest (income) expense, (ii) income tax expense and (iii) depreciation and amortization expense.

Adjusted EBITDA is defined as EBITDA further adjusted for the impact of major turnaround expenses, gain or loss on extinguishment of debt and business interruption insurance recovery, when applicable.

We present EBITDA because we believe it allows users of our financial statements, such as investors and analysts, to assess our financial performance without regard to financing methods, capital structure or historical cost basis. We present Adjusted EBITDA because we have found it helpful to consider an operating measure that excludes amounts, such as major turnaround expenses, gain or loss on extinguishment of debt, and business interruption insurance recovery, relating to transactions not reflective of our core operations. When applicable, each of these amounts is discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our SEC reports, so that investors have complete information about these amounts. We also present Adjusted EBITDA because it is the starting point used by the board of directors of our general partner when calculating our available cash for distribution.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flows from operations. Management believes that EBITDA and Adjusted EBITDA enable investors and analysts to better understand our ability to make distributions to common unitholders, help investors and analysts evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance by allowing investors to evaluate the same information used by management. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

Available cash for distribution is not a recognized term under GAAP. Available cash for distribution should not be considered in isolation or as an alternative to net income (loss) or operating income, or any other measure of financial performance or operating performance. In addition, available cash for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Available cash for distribution as reported by the Partnership may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.

Available cash begins with Adjusted EBITDA reduced for cash needed for (i) net cash interest expense (excluding capitalized interest) and debt service and other contractual obligations; (ii) maintenance capital expenditures; and (iii) to the extent applicable, major turnaround expenses and reserves for future operating or capital needs that the board of directors of the general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, at the discretion of the board of directors of our general partner, and available cash is increased by the business interruption insurance proceeds.

A reconciliation of consolidated Net loss to consolidated EBITDA and consolidated Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(in millions)
Net loss	$(16.4)	$(3.5)	$(35.5)	$(13.8)
Add:
Interest expense, net	15.7	15.7	31.4	31.4
Depreciation and amortization	20.4	20.0	36.8	35.4
EBITDA	$19.7	$32.2	$32.7	$53.0
Add:
Major turnaround expenses	6.3	0.1	6.3	0.1
Adjusted EBITDA	$26.0	$32.3	$39.0	$53.1

A reconciliation of consolidated Adjusted EBITDA to Available cash for distribution is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

	(in millions, except units and per unit data)
Adjusted EBITDA	$26.0	$32.3	$39.0	$53.1
Adjustments:
Less:
Net cash interest expense (excluding capitalized interest) and debt service	(14.9)	(14.9)	(29.8)	(29.9)
Maintenance capital expenditures	(4.1)	(4.4)	(6.4)	(8.4)
Major turnaround expenses	(6.3)	(0.1)	(6.3)	(0.1)
Cash reserves for future operating needs	(0.7)	(12.9)	(0.7)	(12.9)
Available cash for distribution	$—	$—	$(4.2)	$1.8
Distribution declared, per common unit	$—	$—	$—	$0.02
Common units outstanding (in thousands)	113,283	113,283	113,283	113,283